                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K




                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




       Date of Report (Date of Earliest Event reported) - April 13, 1996




                            TEXAS UTILITIES COMPANY


             (Exact name of registrant as specified in its charter)




            TEXAS                       1-3591                   75-0705930
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


             1601 BRYAN STREET, ENERGY PLAZA, DALLAS, TEXAS  75201
                    (Address of principal executive offices)


      Registrant's telephone number, including area code - (214) 812-4600

ITEM 5.  OTHER EVENTS

         Texas Utilities Company, a Texas corporation (Company), ENSERCH Corporation, a Texas corporation (ENSERCH), TXA, Inc., a newly formed Texas corporation wholly owned by the Company (TXA), and TXB, Inc., a newly formed Texas corporation 50% of the outstanding capital stock of which is owned by ENSERCH and 50% of the outstanding capital stock of which is owned by the Company (TXB), have entered into an Agreement and Plan of Merger, dated as of April 13, 1996 (the Merger Agreement), providing for a strategic business combination of ENSERCH and the Company (the Merger). The Merger, which was unanimously approved by the Boards of Directors of ENSERCH and the Company, would be preceded by the spinoff of ENSERCH's 83.4% interest in ENSERCH Exploration, Inc., a Texas corporation (EEX), and certain other assets, to the shareholders of ENSERCH (the Distribution). Certain matters pertaining to the Distribution will be set forth in a Distribution Agreement and a Tax Allocation Agreement, each to be entered into among the Company, ENSERCH, EEX and Lone Star Energy Company, another ENSERCH wholly owned subsidiary. The consummation of the Merger is subject to a favorable IRS ruling that the Distribution will qualify as a tax-free distribution, the receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization, the effectiveness of a registration statement to be filed by the Company in respect of its common stock to be issued in the Merger, the approval of such shares of common stock for listing on the New York Stock Exchange and certain regulatory approvals. The closing is expected to occur in late 1996.

         In the Merger, TXA will merge with and into ENSERCH and ENSERCH will become a wholly owned subsidiary of the Company. Alternatively, under certain circumstances, the Merger Agreement would be amended as appropriate to effect the transaction by the merger of two newly formed, wholly owned subsidiaries of TXB with and into ENSERCH and the Company, respectively, with the result that ENSERCH and the Company each would become wholly owned subsidiaries of TXB.

         In the Merger, each outstanding share of common stock, par value $4.45 per share, of ENSERCH (ENSERCH Common Stock) will be converted into the right to receive that number (the Ratio) of shares of TUC common stock, no par value (TUC Common Stock), equal to the quotient obtained by dividing $8.00 by the average closing sales price of a share of TUC Common Stock over a 15 consecutive trading day period preceding the fifth trading day prior to the effective time of the Merger (the Average TUC Price), provided that the Average TUC Price will be deemed to be not less than $35 5/8 and not more than $43 5/8.

         The Merger Agreement provides, with respect to certain outstanding ENSERCH debt, that ENSERCH and the Company will cooperate with each other in maintaining, and that the Company will take such actions as are necessary to meet the quantitative parameters necessary for ENSERCH to maintain, the ratings on such debt by at least two nationally recognized rating agencies at their current levels.

         The Merger Agreement contains customary representations and warranties on the part of ENSERCH and the Company, and the consummation of the Merger is subject to customary closing conditions, including, without limitation, approval by the shareholders of ENSERCH, the receipt of all necessary governmental approvals and the making of all required governmental filings. Each of ENSERCH and the Company has the opportunity to terminate the Merger Agreement by notice delivered no later than May 4, 1996, if it uncovers information amounting to a material adverse change in the business or prospects of the other party as compared to the information disclosed prior to the execution of the Merger Agreement.

         The Merger Agreement also may be terminated by either ENSERCH or the Company if the Merger is not consummated by March 31, 1997, provided that such termination date will be extended to September 30, 1997, if all conditions to closing of the Merger, other than the receipt of certain regulatory approvals, are capable of being satisfied on March 31, 1997.

         If the Merger Agreement is terminated under circumstances involving a third-party tender offer or business combination proposal with respect to ENSERCH or the Company, as the case may be, and such offer or proposal has not been rejected by the Board of Directors of the target company and withdrawn by the third party, then the Merger Agreement provides for the payment by the target party of a termination fee in the amount of $42.5 million (the "Termination Fee"), which includes out-of-pocket expenses and the value as of the date of termination of the Stock Option described hereafter.

         Concurrently with signing the Merger Agreement, ENSERCH and the Company entered into a stock option agreement (the Stock Option Agreement) granting the Company an irrevocable option to purchase up to 3,363,570 shares of ENSERCH Common Stock (the Stock Option), which is equal to 4.9% of the shares of ENSERCH Common Stock outstanding as of March 31, 1996, at a price per share of $16 3/8, if any of the circumstances which trigger payment of the Termination Fee occurs. The issuance of any stock upon the exercise of the Stock Option is subject to any required regulatory approvals. If the Stock Option becomes exercisable, the Company may require ENSERCH to repurchase from the Company all or any portion of the Stock Option, or any shares acquired by the Company upon the exercise thereof, at a price to be calculated as specified in the Stock Option Agreement.

         The descriptions of the Merger Agreement, and the Stock Option Agreement entered into in connection therewith, set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement and the Stock Option Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits

                    2(a)  -       Agreement and Plan of Merger, dated as of
                                  April 13, 1996.

                    2(b)  -       Stock Option Agreement, dated as of April 13,
                                  1996.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                               TEXAS UTILITIES COMPANY



                                               By: /s/ Peter B. Tinkham
                                                  ------------------------------
                                                       Peter B. Tinkham
                                               Treasurer and Assistant Secretary





Date:    April 19, 1996

                              INDEX TO EXHIBITS




Exhibit No.      Description
- -----------      -----------
 2(a)  -       Agreement and Plan of Merger, dated as of April 13, 1996.

 2(b)  -       Stock Option Agreement, dated as of April 13, 1996.